CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Kit Cole Investment Trust and to the use of our report dated

July 23, 2004 on the  financial statements and financial highlights of Kit Cole Strategic Growth FUnd, a series of Kit COle Investment Trust.  Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

    /s/ Tait, Weller & Baker

Philadelphia, Pennsylvania
October 22, 2004